SWIFT ENERGY REPORTS THIRD QUARTER 2004 RESULTS:
-----------------------------------------------

         RECORD REVENUES OF $74.9 MILLION;
         --------------------------------

         NET INCOME DOUBLED
         ------------------

         EARNINGS OF $0.50 PER DILUTED SHARE
         -----------------------------------



HOUSTON, November 4, 2004 - Swift Energy Company (NYSE: SFY) announced today that net income for the third quarter of 2004 increased 100% to $14.1 million, or $0.50 per diluted share, compared to net income of $7.1 million, or $0.26 per diluted share, for the third quarter 2003. Before giving effect to early debt retirement expense in the third quarter of $6.8 million ($4.3 million or $0.15 per diluted share after-tax), net income increased 162% to $18.5 million, or $0.65 per diluted share. (See GAAP to Non-GAAP reconciliation for Net Income on page 7).

Production increased 2% for the third quarter of 2004 to 13.9 billion cubic feet equivalent ("Bcfe") from the 13.6 Bcfe produced in the third quarter of 2003 and was down 2% from the 14.3 Bcfe produced in the second quarter of 2004. The third quarter increase compared to the same period in 2003 was primarily due to higher levels of domestic production from Swift Energy's Lake Washington Field. Third quarter 2004 production included 10.2 Bcfe of domestic production and 3.8 Bcfe produced in New Zealand, a 16% increase and a 23% decrease, respectively, compared to production levels in the same period in 2003. During the third quarter 2004, precautionary actions related to hurricane activity resulted in deferring approximately 0.7 Bcfe of production from Lake Washington, and a delayed tanker lifting in New Zealand moved approximately 0.3 Bcfe of crude oil sales into the fourth quarter 2004.

Terry Swift, President and CEO, noted, "Swift Energy is extremely proud to be celebrating our 25th Anniversary this year. From its founding in 1979, the Company has consistently grown in a challenging commodity market. We are proud of the dedicated and talented people of Swift Energy and of their many accomplishments. Our domestic and international operations continue to have excellent development and exploration projects available. The combination of talented people, strategic opportunities and rewarding prices has us well positioned to add additional value through growth."


                                     -more-

SWIFT/2


Revenues and Expenses

Total revenues for the third quarter of 2004 increased 45% to $74.9 million from the $51.6 million of total revenues in the third quarter of 2003. Swift Energy's increased revenues for the third quarter of 2004 are attributable to both higher commodity prices and increased levels of production.

Oil and gas production costs were $0.71 per thousand cubic feet equivalent ("Mcfe") in the third quarter of 2004, an increase of 11% compared to costs of $0.64 per Mcfe in the third quarter of 2003. The increase was predominately due to facility repairs in Lake Washington, along with higher currency exchange rates and plant maintenance costs in New Zealand. Severance and ad valorem taxes were up appreciably on a per unit basis in the third quarter of 2004 to $0.51 per Mcfe from $0.37 per Mcfe in the comparable 2003 period directly linked to higher commodity prices and up in total due to Swift Energy's higher production levels. General and administrative expenses increased to $0.32 per Mcfe during the third quarter of 2004, as compared to $0.27 in the 2003 period, principally due to continued Sarbanes-Oxley compliance related expenditures. Depreciation, depletion and amortization increased to $1.43 per Mcfe in the third quarter of 2004 compared to $1.18 per Mcfe in the third quarter of 2003 due to higher future development cost estimates and increases in the full cost pool balance. Interest expense was $0.53 per Mcfe, compared to the $0.49 per Mcfe in the same 2003 period.

Income tax expense in the third quarter of 2004 was lower than the statutory rate, primarily due to the favorable currency exchange rate effect on the New Zealand deferred tax calculation, along with an adjustment resulting from reconciling the tax provision to the recently filed 2003 domestic tax return and an adjustment for a domestic tax contingency.

On August 1, 2004, Swift Energy redeemed the remaining $92.9 million of its outstanding 10 1/4% senior subordinated notes due 2009. The Company recorded an approximate $6.8 million charge in the third quarter as the remainder of the debt retirement expense, which after tax is approximately $4.3 million or $0.15 per diluted share. This charge is in addition to the $2.7 million debt retirement charge taken in the preceding quarter.

Production & Pricing

Domestically, third quarter 2004 production increased by 16% to 10.2 Bcfe compared with 8.8 Bcfe produced in the same 2003 period and was essentially flat compared to the 2004 second quarter production, even as storm-related shut-ins amounted to approximately 0.7 Bcfe of unrealized volume capacity in the quarter due to Tropical Storm Bonnie (~0.2 Bcfe) and Hurricane Ivan (~0.5 Bcfe). This year-to-year production growth is a result of the Company's successful shallow drilling efforts in the Lake Washington area. Production for the month of October in the Lake Washington area averaged approximately 12,500 net barrels of oil equivalent per day ("Boe/d"), surpassing Swift Energy's year-end exit-rate goal of 12,000 net Boe/d for the area.

New Zealand accounted for 27% of total production with 3.8 Bcfe produced in the third quarter of 2004. This was a 23% decrease from the 4.9 Bcfe produced in the third quarter of 2003 and a 7% decrease from second quarter 2004 production levels. Also in the third quarter 2004, a tanker lifting of approximately 0.3 Bcfe scheduled for the last week of September was delayed until early October and, therefore, will be reflected in the fourth quarter sales.



                                     -more-

SWIFT/3


In the third quarter of 2004, Swift Energy realized an aggregate global average price of $5.36 per Mcfe, an increase of 40% from third quarter 2003 price levels when the price averaged $3.82 per Mcfe. Domestically, the Company realized an aggregate average price of $6.25 per Mcfe, an increase of 37% over the $4.56 received in the third quarter of 2003. In New Zealand, the Company received an aggregate average price of $2.97 per Mcfe for the third quarter in 2004, an increase of 20% over the $2.48 per Mcfe realized in the same period of 2003.

Swift Energy realized average domestic natural gas prices of $5.47 per thousand cubic feet ("Mcf") in the third quarter of 2004, an increase of 18% from the $4.63 per Mcf realized for the same period in 2003. Meanwhile, third quarter 2004 average domestic crude oil prices increased 42% to $41.60 per barrel from $29.33 per barrel realized in the same period of 2003. Prices for natural gas liquids ("NGL") domestically averaged $26.44 per barrel in the third quarter, a 47% increase over third quarter 2003 NGL prices of $17.96.

In New Zealand, Swift Energy received an average natural gas price of $2.21 per Mcf for the third quarter of 2004 under its long-term contracts, an 18% increase over the $1.87 per Mcf received in the third quarter of 2003. Also in New Zealand, the sales price of the Company's McKee blend crude oil averaged $47.75 per barrel, a 66% increase over prices for the same period in 2003, and the Company's NGL contracts yielded an average price of $18.63 per barrel for the third quarter of 2004. New Zealand natural gas and NGL price contracts are remitted in New Zealand dollars, which strengthened during the third quarter 2004 against the U.S. dollar compared to the same period in 2003.

Nine-Month Results

Through the first nine months of 2004, production totaled 42.5 Bcfe, an increase of 7% from 39.8 Bcfe produced last year during the same period. Total revenues for the first nine months of 2004 were $211.3 million, up 36% from $155.8 million of revenues during the same period in 2003. During the first three quarters of 2004, net income increased 104% to $41.6 million ($1.47 per diluted share) when compared to $20.4 million of net income ($0.74 per diluted share) in the same period in 2003. The comparison before accounting change shows net income increased 68% to $41.6 million ($1.47 per diluted share) from $24.8 million ($0.90 per diluted share) in the 2003 nine month period. Cash flow before changes in working capital (a non-GAAP measure, see reconciliation on page 8) increased 41% in the first three quarters of 2004 to $120.9 million ($4.28 per diluted share) from $86.1 million ($3.13 per diluted share) in the same period in 2003. Likewise, net cash provided by operating activities for the first nine months of 2004 increased 42% to $119.7 million ($4.24 per diluted share) from $84.0 million ($3.06 per diluted share) in the same 2003 period. Increased revenues, net income and cash flow in 2004 have primarily resulted from higher commodity prices and increased production in Lake Washington.

Domestic Operations

During the third quarter 2004, Swift Energy completed the data acquisition phase of its 3-D seismic project in Lake Washington and began to process and correlate this data, which will play a key role in the Company's drilling program for 2005 and beyond. Swift Energy recently added a second drilling rig in the Lake Washington area and is continuing its focus on long-term planning for production growth and the enhancement of the facilities in this field. The Company is in the planning and design stages to expand capacity at two of the three production platforms, of which one expansion will be at the CM3 platform that processes sour crude production and is currently at capacity. These expansions should be completed by mid-2005.



                                     -more-

SWIFT/4


Swift Energy completed 11 of 14 wells domestically in the third quarter of 2004. All of these wells were development wells of which six of seven were in the Lake Washington area. Swift Energy also completed three of four development wells in the AWP Olmos area. In South Texas, Swift Energy successfully drilled two development wells, one in Kenedy County and one in Goliad County, and was unsuccessful with a development well in Willacy County.

Swift Energy currently has three drilling rigs operating domestically, two drilling for oil in the Lake Washington area and one drilling for natural gas in South Texas.

New Zealand Operations

Significant activity is currently underway in New Zealand. Three wells were recently fracture stimulated in the Rimu/Kauri area. The Kauri-E3 well is flowing fracture fluid to the test tank and the results are inconclusive at this date. The Kauri-E4 well has been flow-tested on various choke sizes at rates up to 10.3 million cubic feet equivalent per day ("MMcfe/d"). This rate was on a 28/68-inch choke at a flowing tubing pressure of 1,870 psi. The Kauri-E5 well has also been tested on various choke sizes with rates up to 10.8 MMcfe/d on a 32/64 inch choke at a flowing tubing pressure of 2,400 psi. Further testing and diagnostic production will continue.

In the fourth quarter 2004, the Tariki-D1 well was drilled to a total depth of 8,570 feet. This Tariki-D1 encountered the Tariki sand and is being completed and will be production tested shortly. The rig on this well will move back to the Rimu/Kauri area to drill an additional Kauri sand well, which will begin drilling before the year-end. The Kauri-E6 well was drilled in the third quarter targeting both the Kauri and Tariki sands. The well was initially completed in the Tariki sand but encountered a limited reservoir and is now awaiting a recompletion in the Kauri sand. Swift Energy continued its development program in the Manutahi Sand, a shallow oil-bearing sand in the Rimu/Kauri area, and successfully drilled the final well of this year's six well Manutahi program during the third quarter. This well is now on production.

Price Risk Management

Swift Energy also announced that since its last update on August 4, 2004, it has continued to enter into price risk management transactions and reports the following current positions. The Company had sold forward several tranches representing approximately 25% to 30% of its domestic crude oil barrels for the fourth quarter 2004, at an average NYMEX strike price of $45.06 per barrel. Also the Company bought floors for the first quarter of 2005 covering 72,000 barrels per month at a NYMEX strike price of $37.00 per barrel and sold forward 31,000 barrels of January 2005 crude oil at a NYMEX strike price of $52.85 per barrel. These NYMEX crude oil strike prices do not take into account transportation charges or crude oil quality differentials that could result in deductions ranging from $2.00 to $3.00 per barrel.

For natural gas, Swift Energy has purchased floors covering 15% to 20% of the Company's fourth quarter 2004 domestic natural gas at a NYMEX strike price of $5.50 per Mcf. In 2005, the Company has approximately 40% to 45% of its domestic natural gas protected with floors in the first quarter of 2005 and approximately 25% to 30% of second quarter 2005 production covered at average NYMEX strike prices of $6.20 per Mcf and $5.90 per Mcf, respectively. For the third and fourth quarters of 2005, the Company has floors protecting approximately 10% of its domestic natural gas volumes at an average NYMEX strike of $5.75 per Mcf. Details of Swift Energy's complete price risk management activities can be found on the Company's website.



                                     -more-

SWIFT/5


Earnings Release

Swift Energy will report third quarter 2004 financial results in a conference call, with live webcast, today at 9:00 a.m. CST. To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on November 4 until November 12, by dialing 973-341-3080 and using pin #5178929. Additionally, the conference call will be available over the Internet by accessing the Company's website at www.swiftenergy.com and clicking on the event hyperlink. This webcast will be available online and archived on the Company's website.

Celebrating its 25th Anniversary this year, Swift Energy Company was founded in 1979 with its headquarters in Houston, Texas. Swift Energy engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on onshore and inland waters oil and natural gas reserves in Louisiana and Texas and onshore oil and natural gas reserves in New Zealand. The Company has consistently shown long-term growth in its proved oil and gas reserves, production and cash flow through a disciplined program of acquisitions and drilling, while maintaining a strong financial position.

This  material  includes  "forward-looking  statements"  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially volatility in oil or gas prices, and availability of services and supplies. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.



                                     -more-

SWIFT/6


                              SWIFT ENERGY COMPANY
                          SUMMARY FINANCIAL INFORMATION
                                   (Unaudited)
                (In Thousands Except Per Share and Price Amounts)


                                                 Three Months Ended                         Nine Months Ended
                                                    September 30,                            September 30,
                                                  2004          2003       Percent          2004          2003       Percent
                                                  ----          ----        Change          ----          ----        Change
                                                                           -------                                   -------
Revenues:
Oil & Gas Sales                                  $   74,653    $   52,087     43%           $ 212,432     $ 157,847     35%
Other                                                   290          (534)   154%              (1,089)       (2,077)    48%
                                                 ----------    -----------                  -----------   -----------
Total Revenue                                    $   74,943    $   51,553     45%           $ 211,342     $ 155,770     36%

Net Income Before Accounting Change              $   14,131    $    7,063    100%           $  41,616     $  24,769     68%

Basic EPS Before Accounting Change               $     0.51    $     0.26     96%           $    1.50     $    0.91     65%

Diluted EPS Before Accounting Change             $     0.50    $     0.26     94%           $    1.47     $    0.90     63%

SFAS 143 Accounting Change                              ---           ---                          --     $  (4,377)    NM
   Per Share                                            ---           ---                          --     $   (0.16)    NM

Net Income                                       $   14,131    $    7,063    100%           $ 41,616      $  20,392    104%
Basic EPS                                        $     0.51    $     0.26     96%           $   1.50      $    0.75    101%

Diluted EPS                                      $     0.50    $     0.26     94%           $   1.47      $    0.74     98%

Net Cash Provided By
  Operating Activities                           $   44,411    $   30,500     46%           $119,708      $  84,022     42%

Net Cash Provided By
  Operating Activities, Per Diluted Share        $     1.56    $     1.10     41%           $   4.24      $    3.06     39%

Cash Flow Before Working Capital
   Changes(1) (non-GAAP measure)                 $   41,860    $   27,673     51%           $120,940      $  86,058     41%
Cash Flow Before Working
   Capital Changes, Per Diluted Share            $     1.47    $     1.00     47%           $   4.28      $    3.13     37%

Weighted Average
  Shares Outstanding                                 27,948        27,424      2%             27,748         27,326      2%

EBITDA(1) (non-GAAP measure)                     $   46,803    $   34,152     37%           $139,070      $ 105,813     31%

Production (Bcfe):                                     13.9          13.6      2%               42.5           39.8      7%
  Domestic                                             10.2           8.8     16%               30.8           25.0     23%
  New Zealand                                           3.8           4.9    (23%)              11.7           14.8    (21%)

Realized Price ($/Mcfe):                              $5.36         $3.82     40%              $5.00          $3.97     26%
  Domestic                                            $6.25         $4.56     37%              $5.78          $4.96     17%
  New Zealand                                         $2.97         $2.48     20%              $2.96          $2.30     29%

(1) See reconciliation on page 8. Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.


                                     -more-

SWIFT/7


                              SWIFT ENERGY COMPANY
                 Reconciliation of Net Income (GAAP measure) to
          Net Income Before Debt Retirement Expense (Non-GAAP Measure)
                                   (Unaudited)
                                 (In Thousands)

                                                                 Three Months
                                                                     Ended,
                                                              September 30, 2004

   Net Income                                                           $ 14,131
   Debt Retirement Expense                                                6,822
   Tax effect of Debt Retirement Expense                                 (2,477)
                                                                        --------
   Net Income Adjusted for Debt Retirement Expense                      $ 18,477
                                                                        --------

   EPS Basic, After Debt Retirement Expense                                $0.51
   EPS Diluted, After Debt Retirement Expense                              $0.50

   EPS Basic, Before Debt Retirement Expense (1)                           $0.66
   EPS Diluted, Before Debt Retirement Expense (1)                         $0.65


(1) Management believes that the non-GAAP measures of net income and EPS excluding non-recurring costs or gains, such as debt retirement costs, are useful information to investors because such non-recurring costs or gains are excluded by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.


                                     -more-

SWIFT/8


                              SWIFT ENERGY COMPANY
                 Reconciliation of GAAP (a) to non-GAAP Measures
                                   (Unaudited)
                                 (In Thousands)

Below is a reconciliation of EBITDA to Net Income and Cash Flow Before Working Capital Changes to Net Cash Provided by Operating Activities.


                                                                             Three Months Ended
                                                                       Sept. 30, 2004       Sept. 30, 2003
                                                                       --------------       --------------
NET INCOME TO EBITDA RECONCILIATIONS:

   Net Income                                                             $ 14,131              $ 7,063       100%
   Provision for Income taxes                                                5,342                4,091
   Interest Expense, Net                                                     7,317                6,749
   Depreciation, Depletion & Amortization & ARO                             20,013               16,249
EBITDA                                                                    --------              -------
                                                                          $ 46,803               34,152        37%
                                                                          ========              =======


                                                                             Nine Months Ended
                                                                       Sept.  30, 2004      Sept.  30, 2003
                                                                       ---------------      ---------------

   Net Income                                                             $ 41,616              $ 20,392      104%
   Provision for Income taxes                                               17,943                13,682
   Cumulative Effect of Accounting Change                                      ---                 4,377
   Interest Expense, Net                                                    21,362                20,107
   Depreciation, Depletion & Amortization & ARO                             58,149                47,254
                                                                          --------              --------
EBITDA                                                                    $139,070              $105,813       31%
                                                                          ========              ========


                                                                             Three Months Ended
                                                                       Sept. 30, 2004       Sept. 30, 2003
                                                                       --------------       --------------
NET CASH FLOW RECONCILIATIONS:

Net Cash Provided by Operating Activities                                 $ 44,411              $ 30,500       46%
  Increases and Decreases In:
   Accounts Receivable                                                       2,495                (1,480)
   Accounts Payable and Accrued Liabilities                                ( 1,440)                  117
   Accrued Interest                                                        ( 3,605)               (1,464)
                                                                          ---------             ---------
Cash Flow Before Working Capital Changes                                  $ 41,860              $ 27,673       51%
                                                                          =========             =========

                                                                             Nine Months Ended
                                                                       Sept. 30, 2004       Sept. 30, 2003
                                                                       --------------       --------------
Net Cash Provided by Operating Activities                                 $119,708              $84,022        42%
  Increases and Decreases In:
   Accounts Receivable                                                       5,941                3,896
   Accounts Payable and Accrued Liabilities                                 (2,403)                (414)
   Accrued Interest                                                         (2,305)              (1,446)
                                                                          ---------             --------
Cash Flow Before Working Capital Changes                                  $120,940              $86,058        41%
                                                                          =========             ========

(a) GAAP--Generally Accepted Accounting Principles

                    Note: Items may not total due to rounding


                                     -more-

SWIFT/9


                              SWIFT ENERGY COMPANY
                        SUMMARY BALANCE SHEET INFORMATION

                                 (In Thousands)


                                                            As of                             As of
                                                      September 30, 2004               December 31, 2003
                                                      ------------------               -----------------
                                                        (Unaudited)
        Assets:

Current Assets:
  Cash and Cash Equivalents                                    $   4,282                          $   1,066
  Other Current Assets                                            37,803                             33,044
                                                               ---------                          ---------
    Total Current Assets                                          42,085                             34,110

Oil and Gas Properties                                         1,481,815                          1,372,669
Other Fixed Assets                                                11,604                             10,603
Less-Accumulated DD&A                                          (625,468)                          (567,464)
                                                               ---------                          ---------
                                                                 867,950                            815,808
Other Assets                                                      12,167                              9,921
                                                               ---------                          ---------
                                                               $ 922,203                          $ 859,839
                                                               =========                          =========

         Liabilities:

Current Liabilities                                            $  52,798                         $   69,353
Long-Term Debt                                                   356,200                            340,255
Deferred Income Taxes                                             59,682                             43,499
Asset Retirement Obligation                                        8,681                              9,340
Stockholders' Equity                                             444,842                            397,391
                                                               ---------                          ---------
                                                               $ 922,203                          $ 859,839
                                                               =========                          =========


                    Note: Items may not total due to rounding



                                     -more-

SWIFT/10




                              SWIFT ENERGY COMPANY
                      SUMMARY INCOME STATEMENT INFORMATION
                                   (Unaudited)
                     (In Thousands Except Per Mcfe Amounts)


                                                    Three Months Ended                       Nine Months Ended
                                                      September 30, 2004       Per Mcfe       September 30, 2004       Per Mcfe
                                                  ----------------------       --------      -------------------       --------
Revenues:
  Oil & Gas Sales                                  $              74,653       $   5.36      $           212,432       $   5.00
  Other Revenue                                                      290           0.02                   (1,089)         (0.02)
                                                                  ------           ----                  --------         ------
    Total Revenues                                                74,943           5.38                   211,342          4.98
                                                                  ------           ----                  --------         ------

Costs and Expenses:
  General and Administrative, Net                                  4,390           0.32                    12,596          0.30
  Depreciation, Depletion & Amortization                          19,845           1.43                    57,650          1.36
  Accretion of Asset Retirement Obligation                           168           0.01                       498          0.01
  Oil & Gas Production Costs                                       9,849           0.71                    29,911          0.70
  Severance & Ad Valorem Taxes/Royalty                             7,078           0.51                    20,252          0.48
  Interest Expense, Net                                            7,317           0.53                    21,362          0.50
  Debt Retirement Cost                                             6,822           0.49                     9,514          0.22
                                                                  ------           ----                   -------          ----
    Total Costs & Expenses                                        55,470           3.99                   151,782          3.57
                                                                  ------           ----                   -------          ----

Income Before Income Taxes                                        19,473           1.40                    59,560          1.40
Provision for Income Taxes                                         5,342           0.38                    17,943          0.42
                                                                  ------           ----                   -------          ----

    Net Income                                     $              14,131       $   1.02      $             41,616      $   0.98
                                                                  ======           ====                   =======          ====

Additional Information:
  Capital Expenditures                             $              42,573                     $            128,500
  Capitalized Geological & Geophysical             $               2,978                     $              7,860
  Capitalized Interest Expense                     $               1,550                     $              4,746
  Deferred Income Tax                              $               5,339                     $             17,534


                    Note: Items may not total due to rounding


                                     -more-

SWIFT/11


                              Swift Energy Company
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (Unaudited)
                                 (In Thousands)

                                                                                               Nine Months Ended
                                                                                September 30, 2004        September 30, 2003
                                                                                ------------------        ------------------
Cash Flows From Operating Activities:
    Net Income                                                                     $        41,616            $ 20,392
    Adjustments to Reconcile Net Income to Net Cash
         Provided by Operating Activities -
    Cumulative Effect of Changes in Accounting Principle                                       ---                4,377
    Depreciation, Depletion, and Amortization                                               57,650               46,631
    Accretion of Asset Retirement Obligation (ARO)                                             499                  624
    Deferred Income Taxes                                                                   17,534               13,376
    Debt Retirement Cost                                                                     2,802                  ---
    Other                                                                                      839                  659
    Change in Assets and Liabilities -
        Increase  in Accounts Receivable,                                                   (5,941)              (3,896)
        Increase in Accounts Payable and Accrued                                             2,403                  414
         Liabilities
        Increase in Accrued Interest                                                         2,305                1,446
                                                                                     -------------              -------

Net Cash Provided by Operating Activities                                                  119,708               84,022
                                                                                     -------------              -------

Cash Flows From Investing Activities:
  Additions to Property and Equipment                                                     (128,500)            (101,511)
  Proceeds from the Sale of Property and Equipment                                           1,412                3,840
  Net Cash Distributed as Operator of Oil & Gas Properties                                  (3,910)                (989)
  Net Cash Received as Operator of Partnerships
         and Joint Ventures                                                                     81                  472
  Other                                                                                       (101)                 (90)
                                                                                     -------------              -------

Net Cash Used in Investing Activities                                                     (131,019)             (98,278)
                                                                                     -------------              -------

Cash Flows From Financing Activities:
  Proceeds from Long-Term Debt                                                             150,000                  ---
  Payment of Long-Term Debt                                                               (125,000)                 ---
  Net Proceeds from (payments of) Bank Borrowings                                           (9,700)              11,900
  Net Proceeds from Issuance of Common Stock                                                 3,560                1,218
  Payments of Debt issuance Cost                                                            (4,334)                 ---
                                                                                     -------------              -------

Net Cash Provided by Financing Activities                                                   14,526               13,118
                                                                                     -------------              -------

Net Increase (Decrease) in Cash and Cash Equivalents                                         3,215               (1,138)

Cash and Cash Equivalents at the Beginning of the Period                                     1,066                3,816
                                                                                     -------------              -------

Cash and Cash Equivalents at the End of the Period                                   $       4,282            $   2,678
                                                                                     =============            =========


                    Note: Items may not total due to rounding


                                     -more-

SWIFT/12

                              SWIFT ENERGY COMPANY
                             OPERATIONAL INFORMATION
               QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
                                   (Unaudited)


                                                             Three Months Ended                      Three Months Ended
                                                                                          Percent                       Percent
                                                       Sept. 30,        June 30,          Change        Sept. 30,        Change
                                                       ---------        --------          ------        ---------        ------
                                                         2004                                             2003
                                                         ----                                             ----

Total Company Production:
   Oil & Natural Gas Equivalent (Bcfe)                  13.92            14.25              (2%)         13.64               2%
    Natural Gas (Bcf)                                    5.96             5.78               3%           6.65             (10%)
    Crude Oil (MBbl)                                    1,076            1,142              (6%)           917              17%
    NGL (MBbl)                                            251              269              (7%)           247               1%

Domestic Production:
   Oil & Natural Gas Equivalent (Bcfe)                  10.17            10.20              --%           8.76              16%
   Natural Gas (Bcf)                                     3.21             3.00               7%           3.14               2%
   Crude Oil (MBbl)                                     1,008            1,021              (1%)           756              33%
   NGL (MBbl)                                             151              179             (16%)           179             (16%)

New Zealand Production:
       Oil & Natural Gas Equivalent (Bcfe)               3.75             4.05              (7%)          4.88             (23%)
   Natural Gas (Bcf)                                     2.75             2.78              (1%)          3.51             (22%)
   Crude Oil (MBbl)                                        68              122             (44%)           160             (58%)
   NGL (MBbl)                                             100               90              11%             68              47%


Total Company Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $    5.36        $    5.04          6%         $ 3.82              40%
   Natural Gas ($/Mcf)                                   $    3.97        $    4.19         (5%)        $ 3.17              25%
   Crude Oil ($/Bbl)                                     $   41.99        $   37.24         13%         $29.24              44%
   NGL ($/Bbl)                                           $   23.33        $   18.84         24%         $16.81              39%

Domestic Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $    6.25        $    5.86          7%         $ 4.56              37%
   Natural Gas ($/Mcf)                                   $    5.47        $    6.09        (10%)        $ 4.63              18%
   Crude Oil ($/Bbl)                                     $   41.60        $   37.22         12%         $29.33              42%
   NGL ($/Bbl)                                           $   26.44        $   19.42         36%         $17.96              47%

New Zealand Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $    2.97        $    2.98         --%         $ 2.48              20%
   Natural Gas ($/Mcf)                                   $    2.21        $    2.13          3%         $ 1.87              18%
   Crude Oil ($/Bbl)                                     $   47.75        $   37.37         28%         $28.83              66%
   NGL ($/Bbl)                                           $   18.63        $   17.69          5%         $13.76              35%


                                     -more-

SWIFT/13



                              SWIFT ENERGY COMPANY
                        FOURTH QUARTER AND FULL YEAR 2004
                               GUIDANCE ESTIMATES

                                                           Actual                 Guidance                    Guidance
                                                         For Third               For Fourth                   For Full
                                                        Quarter 2004            Quarter 2004                 Year 2004

Production Volumes (Bcfe)                                   13.9               15.25 - 16.25                58.0 - 59.0
    Domestic Volumes (Bcfe)                                 10.2                11.0 - 11.5                 41.8 - 42.3
    New Zealand Volumes (Bcfe)                               3.8                4.25 - 4.75                 16.0 - 16.5
Production Mix:
  Domestic
    Natural Gas (Bcf)                                       3.21                3.10 - 3.30                 12.3 - 12.5
    Crude Oil  (MBbl)                                      1,008               1,175 - 1,300               4,250 - 4,375
    Natural Gas Liquids (MBbl)                               151                 145 - 160                   645 - 675
  New Zealand
    Natural Gas (Bcf)                                       2.75                 2.7 - 3.0                  11.0 - 11.3
    Crude Oil (MBbl)                                         68                  190 - 215                   500 - 515
    Natural Gas Liquids (MBbl)                              100                   70 - 77                    325 - 342
Product Pricing (Note 1):
Domestic Pricing:
    Natural Gas (per Mcf)
       NYMEX differential (Note 2)                        ($0.26)            ($0.25) - ($0.35)           ($0.25) - ($0.35)
    Crude Oil (per Bbl)
       NYMEX differential (Note 3)                        ($2.29)            ($1.00) - ($2.00)           ($1.00) - ($2.00)
    NGL (per Bbl)
       Percent of NYMEX Crude                               60%                  45% - 55%                   45% - 55%
New Zealand Pricing:
    Natural Gas (per Mcf) (Note 4)                         $2.21               $2.15 - $2.30               $2.15 - $2.30
    Crude Oil (per Bbl)
        NYMEX differential (Note 3 & 5)                    $3.86             ($1.50) - ($3.00)           ($1.50) - ($3.00)
    NGL (per Bbl)
        Contract Price (Note 6)                            $18.63             $16.00 - $18.00             $16.00 - $18.00
Oil & Gas Production Costs:
  Domestic
    Lease Operating Costs (per Mcfe)                       $0.72              $0.65  -  $0.70              $0.67 -  $0.73
    Severance & Ad Valorem Taxes
        (as % of Revenue dollars)                           9.9%               10.0% - 11.0%               10.0% - 11.0%
  New Zealand
    Lease Operating Costs (per Mcfe)                       $0.68              $0.64  -  $0.70              $0.64 - $0.70
    Government Royalty
        (as % of Revenue dollars)                           6.9%                7.0% - 8.0%                7.5%  - 8.5%



                                     -more-

SWIFT/14


                              SWIFT ENERGY COMPANY
                        FOURTH QUARTER AND FULL YEAR 2004
                               GUIDANCE ESTIMATES
                (In Thousands Except Per Production Unit Amounts)

                                                           Actual                 Guidance                  Guidance
                                                          For Third              For Fourth                 For Full
                                                        Quarter 2004            Quarter 2004               Year 2004
Other Costs:
    G&A per Mcfe                                            $0.32              $0.30 -  $0.34           $0.28  -  $0.32
    Interest Expense per Mcfe                               $0.53              $0.40 -  $0.44           $0.47  -  $0.52
    DD&A per Mcfe                                           $1.43              $1.40 -  $1.45           $1.35  -  $1.40
Supplemental Information:
Capital Expenditures
    Operations                                             $37,792           $40,500  -  $50,000      $158,300 - $173,300
    Acquisition/Dispositions, net                            $ 253           ($3,000) -  ($8,000)     ($5,000) - ($11,000)
Capitalized G&G (Note 7)                                   $ 2,978            $ 2,500 - $ 3,000       $ 10,300 - $ 10,900
Capitalized Interest                                       $ 1,550            $ 1,600 - $ 1,800        $ 6,400 - $ 6,600
Total Capital Expenditures                                 $42,573            $41,600 - $ 46,800      $170,000 - $180,000

Basic Weighted Average Shares                              27,948              28,000 - 28,250          28,000 - 28,400
Diluted Computation:
    Weighted Average Shares                                28,504              28,400 -  29,000        28,100  -  29,000

Effective Tax Rate (Note 8)                                 27.4%               32.5% - 36.5%            30.0% - 35.5%
Deferred Tax Percentage                                      99%                  95% - 99%                97% - 99%



Note 1: Swift Energy now maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2: Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.
Note 3: Average of daily WTI NYMEX futures price during the calendar period reflected, which best benchmarks the daily price received for the majority of domestic crude oil sales.
Note 4: Fixed contractual prices with major power generators in New Zealand, subject to currency exchange rate.
Note 5: New Zealand crude oil benchmarked to TAPIS, which is typically discounted within a $0.50 to $1.00 range of WTI NYMEX.
Note 6: Fixed contractual price with RockGas Limited in New Zealand, subject to currency exchange rate.
Note 7: Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.
Note 8: Effective Tax rate guidance does not include any New Zealand currency exchange fluctuations.

This  material  includes  "forward-looking  statements"  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially volatility in oil or gas prices, and availability of services and supplies. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

                     CONTACT: Swift Energy Company, Houston
                Scott A. Espenshade, 281-874-2700 or 800-777-2412
               16825 Northchase Drive, Suite 400, Houston TX 77060
                               www.swiftenergy.com